SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2006 (December 6, 2006)

CHEMBIO DIAGNOSTIC, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. Termination of a Material Definitive Agreement

On December 6, 2006, Chembio Diagnostics, Inc. (the “Company”) announced that Avi Pelossof, the Company’s Vice President of Sales, Marketing and Business Development, voluntarily resigned from his position with the Company effective January 31, 2007, to join Inverness Medical Innovations, Inc. Mr. Pelosoff has been employed with the Company under an employment contract that was entered into in May 2004. Mr. Pelosoff's current salary is $170,000 per annum.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2007, Avi Pelossof, Vice President of Sales, Marketing and Business Development of the Company, announced he will voluntarily resign from his position with the Company effective January 31, 2007. Mr. Pelossof’s resignation from the Company was not the result of any disagreement with the Company.

ITEM 7.01. Regulation FD Disclosures.

On December 6, 2006, the Company issued the press release titled “Chembio’s Avi Pelossof Joining Inverness” included herein as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release titled “Chembio’s Avi Pelossof Joining Inverness” issued December 6, 2006.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   Date: December 6, 2006     Chembio Diagnostics, Inc.

                               By:             /s/  Lawrence A. Siebert
                  Lawrence A. Siebert
                               Chief Executive Officer